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                                                                    EXHIBIT 23.1

                       PAYNE FALKNER SMITH & JONES, P.C.
                          Certified Public Accountants

July 27, 2005

Board of Directors
Far East Energy Corporation and Subsidiaries
400 N. Sam Houston Parkway East, Suite 205
Houston, Texas 77060

      RE: Use of Financial Statements in Form S-8 Registration Statement

Dear Board of Directors:

      As the independent registered public accounting firm for Far East Energy Corporation, a Nevada corporation (the "Company"), we hereby consent to the use of our reports dated February 23, 2005, included in the annual report of the Company on Form 10-K for the year ended December 31, 2004 and incorporated by reference in this registration statement.

Sincerely,

/s/ Payne Falkner Smith & Jones, P.C.
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Payne Falkner Smith & Jones, P.C.
Dallas, Texas